                                                                    EXHIBIT 10.3



                                  METLIFE, INC.







                            STOCK PURCHASE AGREEMENT





                                  APRIL 3, 2000

                                TABLE OF CONTENTS
                                                                        Page


   1. Purchase and Sale of Stock .....................................   1
      1.1  Sale and Issuance of Shares ...............................   1
      1.2  The Closing ..............................................    2

   2. Representations and Warranties of the Company and MetLife ......   3

   3. Representations and Warranties of Purchaser ....................  13

   4. Conditions to Purchaser's Obligation at Closing ................  14
      4.1  Representations and Warranties ............................  14
      4.2  Standstill Agreement ......................................  14
      4.3  Opinions ..................................................  14
      4.4  The Plan ..................................................  14
      4.5  Initial Public Offering of Common Stock ...................  15
      4.6  Superintendent's Approval .................................  15

   5. Conditions to the Company's Obligations at Closing .............  15
      5.1  Representations and Warranties ............................  15
      5.2  Standstill Agreement ......................................  15
      5.3  The Plan ..................................................  15
      5.4  Initial Public Offering of Common Stock ...................  15
      5.5  Superintendent's Approval .................................  15

   6. Legend .........................................................  15

   7. Termination ....................................................  16
      7.1  Grounds for Termination ...................................  16
      7.2  Effect of Termination .....................................  16

   8. Miscellaneous ..................................................  16
      8.1  Survival ..................................................  16
      8.2  Expenses; Indemnification .................................  16
      8.3  Entire Agreement ..........................................  17
      8.4  Severability ..............................................  18
      8.5  Liability of MetLife ......................................  18
      8.6  Notices ...................................................  18
      8.7  Governing Law, etc ........................................  19

                                                                       Page
                                                                       ----

      8.8  Jurisdiction ..............................................  19
      8.9  Waiver of Jury Trial ......................................  19

   9. Captions .......................................................  20

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the third day of April, 2000, by and among MetLife, Inc., a Delaware corporation (the "Company"), Metropolitan Life Insurance Company, a mutual life insurance company organized under the laws of the State of New York ("Metlife"), and Credit Suisse First Boston, a Swiss corporation (through its Guernsey Branch), and Winterthur Life, a Swiss corporation (individually, "Purchaser" and collectively, "Purchasers").

         WHEREAS, the Company plans to conduct an initial public offering (the "IPO") of its common stock, par value $0.01 per share (the "Common Stock"), in connection with the conversion of MetLife from a mutual life insurance company into a stock life insurance company (the "Demutualization") pursuant to Section 7312 of the New York Insurance Law ("Section 7312") and the Plan of Reorganization, dated September 28, 1999, as amended (the "Plan"), of MetLife;

         WHEREAS, the Company wishes to sell to Purchasers, and Purchasers wish to purchase from the Company, such number of shares of Common Stock determined as provided in Section 1.1.;

         WHEREAS, in connection with the sale of the shares of Common Stock to Purchasers hereunder, the Company has prepared a private placement offering memorandum dated April 3, 2000 (the "Offering Memorandum") including a description of the Common Stock and a description of the Company;

         WHEREAS, the Company and Purchasers have agreed that this Agreement, together with the Standstill Agreement attached as Exhibit A (the "Standstill Agreement"), shall constitute the entire understanding and agreement between the parties with regard to the subject matter hereof.

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Purchase and Sale of Stock.

         1.1 Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, the Company agrees to sell to Purchasers and Purchasers agree to purchase from the Company an aggregate number of shares of Common Stock (exclusive of any Shares purchased by Purchasers or their affiliates in the IPO for the account of customers in the ordinary course of their business as underwriter, broker/dealer, investment manager or investment advisor or in ordinary trading activities) equal to not less than 1%, nor more than 4.9%, of the aggregate number of shares of Common Stock outstanding immediately following the initial closing of the

IPO, consisting of the sum of (i) the number of shares of Common Stock issued and sold to the underwriters in the IPO at the initial closing thereof (excluding any shares that may be issued at such time pursuant to the underwriters' overallotment option) (the "IPO Shares"), (ii) the number of shares of Common Stock issued to the Trust (as defined in the Plan) on the Plan Effective Date (as defined in the Plan) pursuant to the Plan (the "Policyholder Shares") and (iii) the Shares (as defined below) and any other shares of Common Stock issued and sold to any other purchaser pursuant to a stock purchase agreement substantially identical to this Agreement (the "Other Private Purchaser Shares"), provided that the exact number of shares to be sold and purchased hereunder will, subject to such minimum and maximum amount, be determined by the Company at its discretion, based on the advice of Goldman Sachs & Co. or such other investment bank that is approved by the New York Superintendent of Insurance (such number of shares to be sold and purchased hereunder being referred to as the "Shares"; and the Shares, together with the Other Private Purchaser Shares, the IPO Shares and the Policyholder Shares, being referred to as the "Transaction Shares"). In exercising its discretion, the Company will take into consideration the number of orders for the shares of Common Stock in the IPO, the level of oversubscription, if any, in the IPO, the aggregate demand for the shares in the IPO, the Company's judgment as to the quality of that demand and market conditions generally. The Company shall notify Purchasers promptly following the execution of the underwriting agreements for the IPO of the number of Shares to be sold and purchased hereunder, which number of shares shall be reflected on Schedule 1 hereto, which shall be deemed to be a part of this Agreement. The per Share purchase price for the Shares shall be equal to the "Initial Public Offering Price" for one share of Common Stock specified on the cover page of the final prospectus with respect to the IPO.

         1.2 The Closing. The closing (the "Closing") of the purchase and sale of the Shares shall be held at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022 simultaneously with the initial closing of the IPO. At the Closing, the Company will deliver certificates for the Shares registered in the name of Purchasers (or such person as Purchaser shall designate by written notice of at least five days prior to the Closing, provided that such person is a subsidiary of Purchaser, substantially all of the capital stock of which is directly or indirectly owned by Purchaser, is a Qualified Institutional Buyer (as that term is defined in Rule 144A under the Securities Act of 1933) or an accredited investor (as such term is defined under Regulation D of the Act) and enters into a Standstill Agreement substantially in the form of Exhibit A) against payment of the purchase price therefor by wire transfer in immediately available funds to an account or accounts specified by the Company. If there is more than one Purchaser hereunder, Purchasers shall notify the Company of the allocation of the Shares to be purchased by each Purchaser prior to Closing.

         2. Representations and Warranties of the Company and MetLife. The Company and MetLife, jointly and severally, hereby represent and warrant to Purchasers that:

         2.1 The Offering Memorandum, as of its date, did not contain and, as amended or supplemented, as applicable, will not contain, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Purchaser expressly for use therein.

         2.2 Neither the Company nor MetLife nor any of their respective subsidiaries listed on Schedule 2 hereto (the "Significant Subsidiaries") has sustained since the date of the latest audited financial statements included in the Offering Memorandum any loss or interference material to the business of the Company, MetLife and the Significant Subsidiaries considered as a whole, other than as described in or contemplated by the Offering Memorandum, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since the respective dates as of which information is given in the Offering Memorandum, there has not been any (a) material addition, or development involving a prospective material addition, to MetLife's liability for future policy benefits, policyholder account balances and other claims, other than in the ordinary course of business, (b) material decrease in the surplus of MetLife, material change in the capital stock or other ownership interest of the Company, MetLife or any Significant Subsidiary or material increase in the long-term debt of the Company, MetLife and their respective subsidiaries, considered as a whole, or (c) material adverse change, or development involving a prospective material adverse change, in or affecting the business, financial position, reserves, surplus, equity or results of operations (in each case considered either on a statutory accounting or U.S. generally accepted accounting principles ("GAAP") basis, as applicable) of the Company, MetLife and their respective subsidiaries considered as a whole (a "Material Adverse Effect"), otherwise than as described or contemplated in the Offering Memorandum.

         2.3 Each of the Company, MetLife and each Significant Subsidiary has good and marketable title in fee simple to all material real property and good and marketable title to all material personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Offering Memorandum or such as would not have a Material Adverse Effect and do not materially interfere with the use made and proposed to be made of such property by the Company, MetLife or any Significant Subsidiary; and any material real property and material buildings held under lease by the Company, MetLife or any Significant Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and currently proposed to be made of such property and buildings by the Company, MetLife or any Significant Subsidiary.

         2.4 The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum and to execute and deliver this Agreement and the Standstill Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby; MetLife has been and, until immediately prior to the Effective Time (as defined in the Plan), will continue to be duly incorporated and validly existing as a mutual life insurance company in good standing under the laws of the State of New York, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby; at the Effective Time, MetLife will be duly incorporated and validly existing as a stock life insurance company in good standing under the laws of the State of New York and will be a subsidiary of the Company; each of the Company and MetLife has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified and in good standing in any such jurisdiction; there are no subsidiaries of the Company and MetLife that are material to the Company and MetLife considered as a whole which are not listed on Schedule 1 hereto; and each Significant Subsidiary has been duly organized and is validly existing as a corporation or partnership, as applicable, and, to the extent such concept is applicable, is in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum; and each Significant Subsidiary is duly qualified to do business as a foreign corporation or partnership and, to the extent such concept is applicable, is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect.

         2.5 The Company has an authorized capitalization as set forth and described in the Offering Memorandum; on the Plan Effective Date (as defined in the Plan), MetLife will have an authorized capitalization of 1,000,000,000 shares; the Allocable Common Shares (as defined in the Plan), which will be duly and validly authorized and issued to the Company on the Plan Effective Date, will upon issuance be fully paid and nonassessable; and all of the issued shares of capital stock or other ownership interests of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable and (except as described in the Offering Memorandum and except for directors' qualifying shares) are owned directly or indirectly by the Company or MetLife, as applicable, free and clear of all liens, encumbrances, equities or claims.

         2.6 The Transaction Shares have been duly and validly authorized; when the Shares and the Other Private Purchaser Shares are issued and delivered against payment therefor as provided herein, when the IPO Shares are issued and delivered against payment therefor as provided in the underwriting agreements for the IPO, and when the Policyholder Shares are issued pursuant to the Plan, the Transaction Shares will be duly and validly authorized and issued and fully paid and nonassessable, and will conform to the description of the Common Stock contained in the Offering Memorandum; the issuance of the Transaction Shares is not subject to any preemptive or other similar right; and, except as described in the Offering Memorandum, there are no rights of any person, corporation or other entity to require registration of any shares of the Common Stock or any other securities of the Company in connection with the Demutualization or the filing of the registration statement for the IPO; and the IPO Shares and the Policyholder Shares have been approved for listing on the New York Stock Exchange (the "Exchange"), subject to notice of issuance.

         2.7 The Trust has been duly created and is validly existing under the laws of Delaware with the power and authority to own property and conduct its business as described in the Offering Memorandum, and has conducted and will conduct no business other than the transactions contemplated by the Plan, the MetLife Policyholder Trust Agreement by and among MetLife, the Company, Wilmington Trust Company and ChaseMellon Shareholder Services, L.L.C., dated as of November 3, 1999 (the "Trust Agreement"), and as described in the Offering Memorandum; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by the Plan and the Trust Agreement and as described in the Offering Memorandum; and, to the knowledge of the Company or MetLife after due inquiry of the trustee of the Trust, there are no legal or governmental proceedings pending to which the Trust is a party and no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         2.8 Neither the Policyholder Shares issued pursuant to the Plan nor the Trust interests allocated pursuant to the Plan require registration under the Securities Act of 1933, as amended (the "Act").

         2.9 Each of MetLife and each Significant Subsidiary that is required to be organized or licensed as an insurance company in its jurisdiction of incorporation (an "Insurance Subsidiary") is duly organized and licensed as an insurance company in its respective jurisdiction of incorporation and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Offering Memorandum, each of MetLife and each Insurance Subsidiary has all other approvals, orders, consents, authorizations, licenses, certificates, permits, registrations and qualifications (collectively, the "Approvals") of and from all insurance regulatory authorities to conduct its business, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; there is no pending or, to the knowledge of the Company or MetLife, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to the revocation, termination or suspension of any such Approval, the revocation, termination, or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; and, to the knowledge of the Company and MetLife, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent which would have, individually or in the aggregate, a Material Adverse Effect.

         2.10 In connection with the Demutualization, the Company has made, or will have been made on or prior to the Plan Effective Date, all required filings under applicable insurance holding company statutes, and has received Approvals of acquisition of control or affiliate transactions in each jurisdiction in which such filings or Approvals are required, except where the failure to have made such filings or receive such Approvals in any such jurisdiction would not have, individually or in the aggregate with other such failures, has a Material Adverse Effect; each of the Company, MetLife and the Significant Subsidiaries has, or will have on or prior to the Plan Effective Date, all necessary Approvals of and from, and has made, or will have made on or prior to the Plan Effective Date, all filings, registrations and declarations (collectively, the "Filings") with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Offering Memorandum, except where the failure to have such Approvals or to make such Filings would not have, individually or in the aggregate, a Material Adverse Effect; to the knowledge of the Company and MetLife, each of the Company, MetLife and each Significant Subsidiary is in compliance with all applicable laws, rules, regulations, orders, by-laws and similar requirements, including in connection with registrations or memberships in self-regulatory organizations, and all such Approvals and Filings are in full force and effect and neither the Company nor MetLife nor any Significant Subsidiary has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Approval or otherwise impose any limitation on the conduct of the business of the Company, MetLife or any Significant Subsidiary, except as described in the Offering Memorandum or except for any such suspension, revocation or limitation which would not have, individually or in the aggregate, a Material Adverse Effect.

         2.11 Each of MetLife and each Insurance Subsidiary is in compliance with and conducts its businesses in conformity with all applicable insurance laws and regulations of its respective jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to it, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.

         2.12 Each Significant Subsidiary which is engaged in the business of acting as a broker-dealer or an investment advisor (the "Broker-Dealer Subsidiaries" and "Investment Advisor Subsidiaries", respectively) is duly licensed or registered as a broker-dealer or investment advisor, as the case may be, in each jurisdiction where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; each Broker-Dealer Subsidiary and Investment Advisor Subsidiary has all other necessary Approvals of and from all applicable regulatory authorities, including any self-regulatory organization, to conduct its businesses, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; except as otherwise described in the Offering Memorandum, none of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such Subsidiary in any case where it could be reasonably expected that (x) any of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries would in fact be required either to obtain any such additional Approvals or cease or otherwise limit engaging in certain business and (y) the failure to have such Approvals or limiting such business would have a Material Adverse Effect; and each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary is in compliance with the requirements of the broker-dealer and investment advisor laws and regulations of each jurisdiction which are applicable to such Subsidiary, and has filed all notices, reports, documents or other information (collectively, the "Notices") required to be filed thereunder, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.

         2.13 The issuance and sale of the Shares, the Other Private Purchaser Shares and the IPO Shares, the issuance of the Policyholder Shares pursuant to the Plan, the issuance, sale and purchase of the Capital Note of MetLife (the "Capital Note"), the creation and operation of the Trust pursuant to the Plan, the issuance of Trust interests pursuant to the Plan, the issuance and sale of the equity security units (the "Units") by the Company and MetLife Capital Trust I, the compliance by the Company and MetLife with all of the provisions of this Agreement, the Standstill Agreement, the stock purchase agreement and standstill agreement to be entered into with the Other Private Placement Purchaser and the Plan and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, MetLife or any of their respective subsidiaries is a party or by which the Company, MetLife or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, MetLife or any of their respective subsidiaries is subject, or which affects the validity, performance or consummation of the Plan, the Demutualization or the transactions contemplated by this Agreement, the Standstill Agreement, the stock purchase agreement and standstill agreement to be entered into with the Other Private Placement Purchaser or the Plan, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-

Laws or similar organizational documents of the Company, MetLife or any Significant Subsidiary or any statute or any order, rule or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over the Company, MetLife or any of their respective subsidiaries or any of their properties, in each case the effect of which (other than a violation of the Certificate of Incorporation or By-Laws or similar organizational documents of the Company, MetLife or a Significant Subsidiary), individually or in the aggregate, would be either to affect the validity of the Transaction Shares or the Trust interests, their respective issuance or the consummation of the transactions contemplated hereby or by the stock purchase agreement and standstill agreement to be entered into with the Other Private Placement Purchaser or the Plan or the creation and operation of the Trust pursuant to the Plan, or to have a Material Adverse Effect.

         2.14 All Filings and Approvals of or with any court, insurance regulatory agency or governmental agency or body of the United States or any state thereof required in connection with the issuance and sale by the Company of the Shares, the Other Private Purchaser Shares and the IPO Shares, the issuance of the Policyholder Shares pursuant to the Plan, the issuance and purchase of the Capital Note, the creation and operation of the Trust pursuant to the Plan and the allocation of Trust interests pursuant to the Plan, have been made or obtained, or will have been made or obtained on or prior to the Plan Effective Date, and will, on the Plan Effective Date, be in full force and effect, provided, however, that neither the Company nor MetLife makes any representation or warranty as to state securities or Blue Sky laws or state insurance securities laws in connection with the purchase and distribution of the IPO Shares; and all other Filings and Approvals of or with any court, insurance regulatory agency or other governmental agency or body required to be obtained or made on or prior to the Plan Effective Date in connection with the Demutualization or for the consummation by the Company and MetLife of the transactions contemplated by this Agreement, the Standstill Agreement, the stock purchase agreement and standstill agreement to be entered into with the Other Private Placement Purchaser or the Plan have been so obtained or made, or will have been obtained or made on or prior to the Plan Effective Date, and will, on the Plan Effective Date, be in full force and effect, except as described in the Offering Memorandum or to the extent that the failure to obtain or make any such Filings and Approvals would not have, individually or in the aggregate, a Material Adverse Effect and would not adversely affect the validity, performance of or consummation of the transactions contemplated by this Agreement and the Plan.

         2.15 The Plan has been duly adopted by the required vote of the Board of Directors of MetLife (which adoption complied with the applicable requirements of Section 7312) and submitted to the New York Superintendent of Insurance (the "New York Superintendent") in the manner and accompanied by all information and certificates required by Section 7312 and conforms in all material respects to the requirements of the laws of the State of New York applicable to the conversion of mutual life insurance companies into stock life insurance companies and any rules or regulations of the New York Superintendent in respect thereof, in each case as administered or interpreted by the New York Superintendent (collectively, the "New York Reorganization Laws and Regulations"), and the requirements of all other applicable laws, on January 24, 2000, the New York Superintendent held a public hearing in accordance with the requirements of
Section 7312, with regard to which MetLife published such notice as is required to be published by a converting insurer by New York law, for the purpose of receiving comment on whether the New York Superintendent should approve the Plan; the Plan was duly approved on February 7, 2000 by a vote (the "Policyholder Vote") of more than two-thirds of the votes validly cast by Eligible Policyholders (as defined in the Plan) (which adoption complied in all material respects with the applicable requirements of Section 7312) and such approval has not been rescinded or otherwise withdrawn; certificates reflecting the conclusion of the Policyholder Vote will be submitted by MetLife to the New York Superintendent, in the manner required by Section 7312; assuming the Superintendent issues an order approving the Plan in accordance with the requirements of Section 7312, no other Approvals are required to be obtained under Section 7312 for the effectiveness of the Plan; upon filing a copy of the Plan with the New York Superintendent's approval endorsed thereon (the "Superintendent's Order") in the office of the New York Superintendent and a copy of the Plan certified by the New York Superintendent with the Clerk of New York County pursuant to Section 7312, on the Plan Effective Date, the Plan will become effective in accordance with its terms pursuant to Section 7312, and the Demutualization will be completed in accordance with the Plan and the New York Reorganization Laws and Regulations and the requirements of all other applicable laws; and prior to the Closing each of the actions required to occur and conditions required to be satisfied on or prior to the Plan Effective Date pursuant to the Superintendent's Order or the Plan will have occurred or been satisfied.

         2.16 Other than Mark Smilow and Patrick Emanuel v. Metropolitan Life Insurance Company, et al., Mollye E. Rothstein v. Metropolitan Life Insurance Company, et al., Eugenia J. Fiala and Chris Waterson v. Metropolitan Life Insurance Company, et al., Geneva Meloy, et al. v. Metropolitan Life Insurance Company, et al., Leo F. Schor v. Metropolitan Life Insurance Co., et al. and Richard E. Schweinberg v. Metropolitan Life Insurance Co. et al., and any other proceedings that have been disclosed to you in writing by the Company or MetLife after the date hereof, on the date of this Agreement, there is no legal or governmental proceeding pending or, to the knowledge of the Company and MetLife, or as otherwise disclosed to Purchaser, currently being threatened challenging the Plan or the consummation of the transactions contemplated thereby or the offering of the Shares or the IPO Shares.

         2.17 Other than as described or contemplated in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company, MetLife or any of their respective subsidiaries is a party or to which any property of the Company, MetLife or any of their respective subsidiaries is the subject which, if determined adversely to the Company, MetLife or any of their respective subsidiaries, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the knowledge of the Company and MetLife, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         2.18 The policyholder information booklet mailed to policyholders (the "Policyholder Information Booklet"), as of its date and as of the dates of the public hearing on the Demutualization and the Policyholder Vote, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.19 Neither the Company, MetLife nor any Significant Subsidiary is in violation of any of its Certificate of Incorporation or By-Laws or other organizational instruments or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which violation or default would have, individually or in the aggregate, a Material Adverse Effect.

         2.20 The statements set forth in the Offering Memorandum under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Common Stock, and under the captions "Risk Factors--Demutualization risks--A challenge to the New York Superintendent of Insurance's approval may adversely affect the terms of the demutualization and the market price of our common stock and the equity security units," "Risk Factors--Dividends and payments on our indebtedness may be affected by limitations imposed on Metropolitan Life Insurance Company and our other subsidiaries," "Risk Factors--Changes in federal income taxation could adversely impact sales of our insurance, annuities and investment products," "The Demutualization," "Business--Regulation," "Business--Competition," and "Business--Legal Proceedings", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

         2.21 The pro forma consolidated statement of income and the pro forma consolidated balance sheet and the related notes thereto set forth in the Offering Memorandum have been prepared in all material respects in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended, have been compiled on the pro forma basis described therein, and, in the opinion of the Company and MetLife, the assumptions used in the preparation thereof were reasonable at the time made and the adjustments used therein are based upon good faith estimates and assumptions believed by the Company and MetLife to be reasonable at the time made.

         2.22 The financial statements of MetLife and its consolidated subsidiaries and the balance sheet of the Company, together with the related notes and schedules set forth in the Offering Memorandum, comply in all material respects with the requirements of the Act and present fairly in all material respects the financial position, the results of operations and the changes in cash flows of such entities in conformity with GAAP at the respective dates or for the respective periods to which they apply; and such statements and related notes and schedules, if any, have been prepared in accordance with GAAP consistently applied throughout the periods involved except as described therein.

         2.23 Neither the Company, MetLife nor any Significant Subsidiary is and, after giving effect to the offering and sale of the Shares, the Other Private Purchaser Shares and the IPO Shares, the issuance of the Policyholder Shares pursuant to the Plan, the allocation of Trust interests pursuant to the Plan, the issuance and sale of the Units and the consummation of the Demutualization and the application of the proceeds of the sale of the Shares, the Other Private Purchaser Shares and the IPO Shares and the Units as described in the Offering Memorandum, will be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations thereunder, although certain separate accounts of MetLife and certain Insurance Subsidiaries are required to register as investment companies under the Investment Company Act.

         2.24 Deloitte & Touche LLP, who have certified certain financial statements of the Company and the consolidated financial statements of MetLife and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Securities and Exchange Commission ("SEC") thereunder.

         2.25 Each of the Company and MetLife has reviewed its operations and those of the Significant Subsidiaries and any third parties with which the Company, MetLife or any Significant Subsidiary has a material relationship to evaluate the extent to which the business or operations of MetLife or any Significant Subsidiary will be affected by the Year 2000 Problem. As a result of such review, neither the Company nor MetLife has any reason to believe, and does not believe, that the Year 2000 Problem will have a Material Adverse Effect or result in any material loss or interference with the business or operations of the Company, MetLife and the Significant Subsidiaries, taken as a whole. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

         2.26 The Company and MetLife are duly authorized to execute, deliver and perform this Agreement and the Standstill Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and MetLife, is a valid and binding agreement of the Company and MetLife, and is enforceable against the Company and MetLife in accordance with their respective terms, except to the extent that enforceability may be limited by (i) bankruptcy, reorganization, liquidation, rehabilitation, insolvency, moratorium or other laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity). Upon execution and delivery thereof by the Company, the Standstill Agreement will have been duly authorized, executed and delivered by the Company, will be a valid and binding agreement of the Company, and will be enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, reorganization, liquidation, rehabilitation, insolvency, moratorium or other laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity).

         2.27 The Capital Note due 2005 of MetLife has been duly authorized by MetLife, and when duly executed and delivered by MetLife to the Company, will constitute a valid and legally binding obligation of MetLife, enforceable against MetLife in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, reorganization, liquidation, rehabilitation, insolvency, moratorium or other laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity); and such Capital Note will conform to the descriptions thereof in the Offering Memorandum.

         2.28 The certificate of the Chief Executive Officer, Chief Financial Officer or any Senior Executive Vice-President of each of the Company and MetLife delivered pursuant to the second sentence of Section 4.1 shall be deemed a representation and warranty by the Company and MetLife to Purchaser hereunder as to the matters covered thereby.

         2.29 Contemporaneously with entering into this Agreement, the Company and MetLife are entering into a stock purchase agreement with Banco Santander Central Hispano, S.A., a Spanish corporation (the "Other Private Placement Purchaser"). The terms of this Agreement and the Standstill Agreement are no less favorable to Purchasers than the stock purchase agreement and standstill agreement executed by the Other Private Placement Purchaser.

         2.30 Subject to the accuracy of the representations and warranties of Purchasers in Section 3, the offer and sale of the Shares hereunder are exempt from registration under the Act pursuant to Section 4(2) thereof.

         2.31 Neither the Company nor any affiliate of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Shares in a manner that would require the registration under the Act of the Shares, or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Shares (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

         3. Representations and Warranties of Purchaser. Each Purchaser hereby represents and warrants that:

         3.1 Such Purchaser is duly authorized to execute, deliver and perform this Agreement and the Standstill Agreement; this Agreement has been duly executed and delivered by such Purchaser, is a valid and binding agreement of such Purchaser, and is enforceable against such Purchaser in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, reorganization, liquidation, rehabilitation, insolvency, moratorium or other laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity) upon execution and delivery thereof by such Purchaser, the Standstill Agreement will have been duly executed and delivered by such Purchaser, will be a valid and binding agreement of such Purchaser, and will be enforceable against such Purchaser in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, reorganization, liquidation, rehabilitation, insolvency, moratorium or other laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity); the execution, delivery and performance by such Purchaser of this Agreement and the Standstill Agreement do not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both would constitute) a default under such Purchaser's certificate of incorporation, by-laws or similar organizational documents, or any agreement to which such Purchaser is a party, and, subject to the accuracy of the representations and warranties set forth in
Section 2.14, no consents, approvals, authorizations, orders, registrations or qualifications of or with any court or governmental agency or body or any third party is required for the execution, delivery or performance by such Purchaser of this Agreement and the Standstill Agreement.

         3.2 This Agreement is made with such Purchaser in reliance upon such Purchaser's representation to the Company, which by such Purchaser's execution of this Agreement such Purchaser hereby confirms, that the Shares will be acquired for investment for such Purchaser's own account or the account of any subsidiary of Purchaser, substantially all of the capital stock of which is directly or indirectly owned by Purchaser (provided that any such subsidiary is a Qualified Institutional Buyer as such term is defined in Rule 144A under the Act or an accredited investor, as such term is defined under Regulation D of the
Act), not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same, provided that nothing in this Section 3.2 shall prevent Purchaser from transferring the Shares in accordance with the Standstill Agreement.

         3.3 Such Purchaser understands that the Shares it is purchasing have not been registered under the Act, and absent registration, may not be offered or sold within the United States except pursuant to an exemption from such laws or in a transaction not subject to the registration requirements of the Act. In this connection, such Purchaser represents that it is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         3.4 Such Purchaser is a "qualified institutional buyer" as such term is defined in Rule 144A under the Act or an accredited investor, as such term is defined under Regulation D of the Act.

         3.5 The certificate of the Chief Executive Officer, Chief Financial Officer or any Executive Vice President of such Purchaser delivered pursuant to the second sentence of Section 5.1 shall be deemed a representation and warranty by such Purchaser to the Company and MetLife hereunder as to the matters covered thereby.

         4. Conditions to Purchaser's Obligation at Closing. The obligation of each Purchaser to purchase the Shares at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing of the following conditions:

         4.1 Representations and Warranties. The representations and warranties made by the Company and MetLife in Section 2 shall be true and correct when made, and shall be true and correct as of the Closing with the same force and effect as if they had been made on and as of such date (other than the representations or warranties made herein in Section 2.16, which shall be true and correct when made), all covenants and agreements made by the Company herein shall have been performed to Purchasers' satisfaction and the Company and MetLife shall have performed or satisfied all conditions on their part to be performed or satisfied herein at or prior to the Closing. The Chief Executive Officer, Chief Financial Officer or any Senior Executive Vice President of each of the Company and MetLife shall have delivered at the Closing a certificate stating that each of the conditions specified in the preceding sentence has been fulfilled.

         4.2 Standstill Agreement. The Standstill Agreement shall have been duly executed and delivered by the Company.

         4.3 Opinions. Debevoise & Plimpton, special counsel to the Company, and Gary A. Beller, Senior-Executive Vice President and General Counsel to the Company, shall have delivered to Purchasers their written opinions substantially to the effect set forth in Exhibits B and C, respectively.

         4.4 The Plan. The Company and MetLife shall have complied with all conditions to the effectiveness of the Plan, as set forth in the Plan, and the transactions described in Section 5.2(e)(i)-(v) of the Plan shall have occurred.

         4.5 Initial Public Offering of Common Stock. The initial closing of the IPO shall have occurred simultaneously with the Closing.

         4.6 Superintendent's Approval. The purchase and sale of the Shares hereunder shall have been approved by the Superintendent of Insurance of the State of New York.

         5. Conditions to the Company's Obligations at Closing. The obligation of the Company to sell the Shares at the Closing is subject to the fulfillment to the Company's satisfaction on or prior to the Closing of the following conditions:

         5.1 Representations and Warranties. The representations and warranties of Purchasers contained in Section 3 shall be true as of the Closing with the same force and effect as if they had been made on and as of such date, all covenants and agreements made by Purchasers herein shall have been performed to the Company's satisfaction and Purchasers shall have performed or satisfied all conditions on their part to be performed or satisfied herein at or prior to the Closing. The Chief Executive Officer, Chief Financial Officer or any Executive Vice President of each Purchaser shall have delivered at the Closing a certificate stating that each of the conditions specified in the preceding sentence has been fulfilled.

         5.2 Standstill Agreement. The Standstill Agreement shall have been duly executed and delivered by each Purchaser.

         5.3 The Plan. The Company and MetLife shall have complied with all conditions to the effectiveness of the Plan, as set forth in the Plan, and the transactions described in Section 5.2(e)(i)-(v) of the Plan shall have occurred.

         5.4 Initial Public Offering of Common Stock. The initial closing of the IPO shall have occurred simultaneously with the Closing.

         5.5 Superintendent's Approval. The purchase and sale of the Shares hereunder shall have been approved by the Superintendent of Insurance of the State of New York.

         6. Legend. Each of the Company and each Purchaser agrees that the certificates for the Shares shall bear the following legend thereon, which legend shall remain until the earliest of (a) the date the securities represented by such certificates are transferred in accordance with the provisions of the Standstill Agreement or (b) the termination of the Standstill Agreement pursuant to Section 9(a) or (c) thereof or the termination of the Standstill Agreement (other than Sections 1(b), (c) and (d) thereof) pursuant to
Section 9(b) thereof, or as otherwise agreed among the Company, MetLife and
Purchasers:

         THESE SECURITIES WERE SOLD IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933 OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THESE

         SECURITIES ARE SUBJECT TO THE PROVISIONS OF A STANDSTILL AGREEMENT DATED APRIL 3, 2000, BY AND BETWEEN THE ISSUER AND CREDIT SUISSE FIRST BOSTON (THROUGH ITS GUERNSEY BRANCH) AND WINTERTHUR LIFE, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH.

         7. Termination.

         7.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) by mutual written agreement of the Company and Purchasers; or

         (b) by either the Company or Purchasers if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

The party desiring to terminate this Agreement pursuant to clause 7.1(b) shall give notice of such termination to the other party.

         7.2 Effect of Termination. If this Agreement is terminated as permitted by Section 7.1, such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement.

         8. Miscellaneous.

         8.1 Survival. The representations and warranties set forth in Sections 2 and 3 shall survive until three years after the date of the Closing.

         8.2 Expenses; Indemnification. Irrespective of whether the Closing is effected, the Company and MetLife shall pay all expenses incident to the performance of their obligations under this Agreement, including (a) the preparation, printing, delivery to Purchasers of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto,
(b) the preparation, printing and delivery to Purchasers of this Agreement, (c) the preparation, issuance and delivery of the certificates for the Shares to Purchasers, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Shares to Purchasers, and (d) the fees and disbursements of the Company's and MetLife's counsel, accountants and other advisors. Except as provided in this Section, Purchasers shall pay all of its own costs and expenses in connection with the transactions contemplated hereby, including the fees of its counsel. Each of (i) the Company and MetLife, on the one hand, and Purchasers, on the other hand, shall indemnify the other for any loss or liability incurred by the indemnified party as the result of any breach of the indemnifying party's representations or warranties hereunder and (ii) the Company and MetLife shall indemnify Purchasers and their affiliates for any loss or liability (including the reasonable cost of investigation and defense and the reasonable fees and expenses of counsel) incurred by Purchasers or any of such affiliates in connection with any action, proceeding or investigation (an "Action") brought by or on behalf of any MetLife policyholder (in his, her or its capacity as such), but only to the extent that such loss or liability arises from the fact that the Company, MetLife or Purchasers (or such affiliate) entered into this Agreement or consummated the transactions contemplated hereby. Any party that may be entitled to indemnification hereunder (the "Indemnified Party") shall promptly notify the party from whom indemnification is sought hereunder (the "Indemnifying Party") in writing of the Indemnified Party's receipt of notice of its involvement in any Action in respect of which a claim for indemnification is to be made hereunder; provided, however, that any failure to so notify the Indemnifying Party shall not affect the Indemnifying Party's obligations to so indemnify such person except to the extent that the Indemnifying Party is materially prejudiced by such failure.

         8.3 Entire Agreement. This Agreement, together with the Standstill Agreement, contains the entire understandings of the parties with respect to the subject matter of such agreements. This Agreement may not be amended or any provision waived except by a writing signed, in the case of an amendment, by each party hereto and, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof unless the other party is materially prejudiced thereby, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. This Agreement is not assignable by either of the parties without the prior written consent of the other, except that (i) prior to Closing, this Agreement may be transferred or assigned by a Purchaser to any one or more subsidiary of Purchaser, substantially all of the capital stock of which is directly or indirectly owned by Purchaser that is a Qualified Institutional Buyer (as that term is defined in Rule 144A under the Act or is an accredited investor (as such term is defined under Regulation D of the Act), provided that such assignee enters into an assumption agreement with respect to this Agreement reasonably satisfactory to the Company and MetLife and a Standstill Agreement substantially in the form of Exhibit A and (ii) after Closing, this Agreement may be assigned by a Purchaser to one or more of its affiliates to whom Shares are properly transferred in accordance with the Standstill Agreement, provided that no transfer or assignment pursuant clause (i) or (ii) will relieve the Purchaser of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto, any affiliate to whom the Shares are delivered pursuant hereto, and their respective successors and permitted assignees.

         8.4 Severability. If any terms, provision or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and restrictions of this Agreement shall remain in full force and effect, unless such action would substantially impair the benefits to either party of the remaining provisions of this Agreement.

         8.5 Liability of MetLife. Notwithstanding anything to the contrary herein, MetLife shall have no liability to Purchasers hereunder if the Closing is not effected for any reason.

         8.6 Notices. Any notices and other communications required to be given pursuant to this Agreement shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested), or delivered by facsimile or by telex, as follows:

           If to the Company:

                MetLife, Inc.
                1 Madison Avenue
                New York, New York 10010-3690
                Attention: General Counsel
                Telecopier: (212) 679-4523

           with a copy to:

                Debevoise & Plimpton
                875 Third Avenue
                New York, New York 10022
                Attention: James C. Scoville, Esq.
                Telecopier: (212) 909-6836

           If to Purchasers:

                Credit Suisse First Boston
                Guernsey Branch
                P.O. Box 589
                Helvetia Court
                South Esplanade
                St. Peter Port
                Guernsey GY1 6LU
                Channel Islands

                Attention: Chief Financial Officer
                Telecopier: 44-1481-711-940

                Winterthur Life
                Paustrasse 9
                8401 Winterthur
                Switzerland
                Attention: Chief Financial Officer
                Telecopier: 41-52-261-7188
                Attention: General Counsel
                Telecopier: 41-52-261-4714

           with copies to:

                Credit Suisse First Boston Corporation
                11 Madison Avenue
                New York, NY 10010
                Attention: Chief Financial Officer
                Telecopier: (212) 325-8264
                Attention: General Counsel
                Telecopier: (212) 325-4819

         8.7 Governing Law, etc. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law provisions thereof. This Agreement may be executed in one or more counterparts, which together will constitute a single agreement.

         8.8 Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or, if such court shall not have jurisdiction over such suit, any New York State court sitting in New York City, so long as such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents only with respect to such suits, actions or proceedings to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section
8.6 shall be deemed effective service of process on such party.

         8.9 Waiver of Jury Trial. Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

         8.10 Additional Representations and Warranties. In the event that the underwriting agreement relating to the IPO, when executed, includes any representation or warranty of the Company or MetLife that is not included in
Section 2 or is different from any representation or warranty included in
Section 2 (other than any portion of any such representation or warranty in the IPO underwriting agreement that relates solely to the registration of the shares of Common Stock under the Act), this Agreement will be amended to include such additional or different representation or warranty and re-executed by the parties.

         9. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year hereinabove first written.

                                         CREDIT SUISSE FIRST BOSTON
                                         (through its Guernsey Branch)


                                         By: /s/ A L Le Conte
                                            ------------------------------------
                                            Name: A L Le Conte
                                            Title: Chief Financial Officer


                                         By: /s/ K C Wallbridge
                                            ------------------------------------
                                            Name: K C Wallbridge
                                            Title: Deputy Head of Branch



                                         WINTERTHUR LIFE


                                         By: /s/ Erwin Heri
                                            ------------------------------------
                                            Name: Erwin Heri
                                            Title: Chief Investment Officer


                                         By: /s/ Peter Mathis
                                            ------------------------------------
                                            Name: Peter Mathis
                                            Title: Member of Management



                                         METLIFE, INC.


                                         By: /s/ William J. Wheeler
                                            ------------------------------------
                                            Name:
                                            Title:



                                         METROPOLITAN LIFE INSURANCE
                                         COMPANY


                                         By: /s/ William J. Wheeler
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                      Schedule 1


                             Shares to be Purchased

Purchaser                                Shares Purchased
---------                                ----------------
Credit Suisse First Boston               14,000,000
Winterthur Life                          16,000,000

                                                                      Schedule 2


                            SIGNIFICANT SUBSIDIARIES

                           GenAmerica Corporation (MO)

                  General American Life Insurance Company (MO)

                 Reinsurance Group of America, Incorporated (MO)

                     New England Life Insurance Company (MA)

                           Nvest Companies, L.P. (DE)

            Metropolitan Property and Casualty Insurance Company (RI)

                 State Street Research & Management Company (DE)

                                                                       EXHIBIT B

                         Opinion of Debevoise & Plimpton

         i. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum;

         ii. MetLife has been duly incorporated and is validly existing as a stock life insurance company in good standing under the laws of the State of New York, with corporate power and authority to own its property and conduct its business as described in the Offering Memorandum;

         iii. The Company has an authorized capitalization as described in the Offering Memorandum, and all of the issued shares of capital stock of the Company (including the Shares, the Other Private Placement Shares and the IPO Shares being delivered at the date of the opinion) have been duly authorized and validly issued and are or (with respect to the Shares, the Other Private Purchaser Shares and the IPO Shares being delivered at the date of the opinion, when paid for in accordance with the terms of this Agreement, the stock purchase agreement with the Other Private Placement Purchaser and the IPO underwriting agreements, respectively) will be fully paid and nonassessable; the Policyholder Shares, when issued pursuant to the Plan, will be duly authorized and validly issued and fully paid and nonassessable; stockholders of the Company have no preemptive rights with respect to the Shares arising out of the Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws of the Company or the Delaware General Corporation Law (the "DGCL"); and the Transaction Shares conform in all material respects to the description of the Common Stock contained in the Offering Memorandum;

         iv. This Agreement has been duly authorized, executed and delivered by the Company and MetLife, and constitutes a valid and legally binding obligation of the Company and MetLife, enforceable against the Company and MetLife in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, reorganization, liquidation, rehabilitation, insolvency, moratorium or other laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity); and the Standstill Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, reorganization, liquidation, rehabilitation, insolvency, moratorium or other laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity);

         v. The Plan has been duly adopted by the required vote of the Board of Directors of MetLife (which adoption complied with the applicable requirements of Section 7312) and submitted to the New York Superintendent in the manner and accompanied by all information and certificates required by Section 7312; on
                  [     ], 2000, the Superintendent's Order was issued and such
                  Order remains unmodified and is in full force and effect; no other Approvals are required to be obtained under Section 7312 or, to such counsel's knowledge, otherwise under the New York Reorganization Laws and Regulations, for the effectiveness of the Plan; the Plan has become effective in accordance with its terms;

         vi. The issuance and sale of the Shares by the Company to Purchaser hereunder, the issuance and sale of the Other Private Purchaser Shares by the Company to the Other Private Placement Purchaser by the Company under the stock purchase agreement with such Other Private Placement Purchaser, the issuance and Sale of the IPO Shares by the Company to the underwriters under the IPO underwriting agreements, the issuance of the Policyholder Shares pursuant to the Plan, the issuance, sale and purchase of the Capital Note, the creation and operation of the Policyholder Trust pursuant to the Plan, the issuance of the Trust Interests pursuant to the Plan, the issuance and sale of the Units, the entry into and compliance by the Company and MetLife and with all provisions of this Agreement, the Standstill Agreement, the stock purchase agreement and standstill agreement entered into with the Other Private Placement Purchaser, and the Plan and the consummation of the transactions herein and therein contemplated will not result in any violation of the provisions of (i) the Certificate of Incorporation or By-Laws or similar organizational documents of the Company or MetLife, (ii) any agreement or instrument listed as an exhibit to the Registration Statement on Form S-1 for the IPO, or (iii) any New York or Federal statute or the DGCL or any rule or regulation known to such counsel of any New York or Federal governmental agency or body having jurisdiction over the Company, MetLife or any Significant Subsidiary or any of their properties, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, adversely affect the validity of the Transaction Shares, the Trust Interests or the Units or the creation and operation of the Policyholder Trust pursuant to the Plan, or have a Material Adverse Effect;

         vii. Each of the Company, MetLife and each significant subsidiary has made all Filings required to be made pursuant to, and has obtained all Approvals required to be obtained under, either
                  (a) any law or regulation of the United States or the State of New York or (b) the DGCL for the issuance and sale by the Company of the Shares, the Other Private Purchaser Shares and the IPO Shares, the issuance of the Policyholder Shares pursuant to the Plan, the issuance, sale and purchase of the Capital Note, the creation and operation of the Policyholder Trust pursuant to the

                  Plan, the issuance of the Trust Interests pursuant to the Plan, the issuance and sale of the Units, the compliance by the Company and MetLife and with all of the provisions of this Agreement, the Standstill Agreement, the stock purchase agreement and standstill agreement entered into with the Other Private Placement Purchaser, and the Plan and the consummation of the transactions herein and therein contemplated, except for such Filings and Approvals (i) as may be required under state securities, insurance securities or Blue Sky laws in connection with the purchase and distribution of the IPO Shares and the Units by the underwriters, or (ii) individually or in the aggregate, as would not adversely affect the validity, performance of, or adversely affect the consummation of, the transactions contemplated by this Agreement, the Standstill Agreement, the stock purchase agreement and standstill agreement entered into with the Other Private Placement Purchaser, and the Plan and would not have a Material Adverse Effect;

         viii. The statements set forth in the Offering Memorandum under the caption "Description of Capital Common Stock", insofar as they purport to constitute a summary of the terms of the Common Stock, and under the captions "Risk Factors-Dividends and payments on our indebtedness may be affected by limitations imposed on Metropolitan Life Insurance Company and our other subsidiaries", "Risk Factors-Changes in federal income taxation could adversely impact sales of our insurance, annuities and investment products", "The Demutualization", "Business-Regulation-Insurance regulation",
                  "Business-Regulation-ERISA Considerations" and
                  "Business-Competition", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

         ix. Neither the Policyholder Shares nor the Trust Interests require registration under the Act;

         x. The Policyholder Trust has been duly created under the laws of Delaware with the power and authority to own property and conduct its business as described in the Offering Memorandum;

         xi. The Capital Note has been duly authorized and validly executed and issued and when such Capital Note is delivered by MetLife to the Company against payment therefor, it will constitute a valid and legally binding obligation of MetLife, enforceable against MetLife in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, reorganization, liquidation, rehabilitation, insolvency, moratorium or other laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity); the Capital Note will conform to the descriptions thereof in the Offering Memorandum; and

         xii. Neither the Company nor MetLife is or, after giving effect to the issuance and sale of the Shares, the Other Private Purchaser Shares and the IPO Shares, the issuance of the Policyholder Shares pursuant to the Plan, the issuance of Trust Interests pursuant to the Plan, the issuance and sale of the Units, the consummation of the Demutualization and the application of the proceeds of the sale of the Shares, the Other Private Purchaser Shares, the IPO Shares and the Units as described in the Offering Memorandum, will be an "investment company", as such term is defined in the Investment Company Act, and the rules and regulations thereunder, although certain separate accounts of MetLife and its subsidiaries are required to register as investment companies under the Investment Company Act; and

         xiii. Assuming the accuracy of the representations and warranties of Company under Section 2.31 of this Agreement, the representations and warranties of Purchaser under Section
                  3.2, 3.3 and 3.4 of this Agreement, the offer and sale of the Shares pursuant to this Agreement are exempt from registration under the Act pursuant to Section 4(2) thereof.

                  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the United States, the State of New York and the DGCL and that to the extent that the opinions in clauses (vi), (vii) and (x) involve Delaware law, such counsel has relied with your permission on the opinion of Richards, Layton & Finger addressed to the Underwriters.

                  In rendering such opinion, such counsel may expressly assume that courts would rely upon and give effect to Black Box (publicly available June 26, 1990) and Squadron, Ellenoff, Pleasant & Lehrer (publicly available February 28, 1992) as applicable law.

                                                                       EXHIBIT C


                         Opinion of Gary A. Beller, Esq.


         i. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum;

         ii. MetLife has been duly incorporated and is validly existing as a stock life insurance company in good standing under the laws of the State of New York, with the corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum;

         iii. The Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company (including the Shares, the Other Private Placement Shares and the IPO Shares being delivered at the date of the opinion) have been duly authorized and validly issued and are or (with respect to the Shares, the Other Private Purchaser Shares and the IPO Shares being delivered at the date of the opinion, when paid for in accordance with the terms of this Agreement, the stock purchase agreement with the Other Private Placement Purchaser and the IPO underwriting agreements, respectively) will be fully paid and nonassessable; the Policyholder Shares, when issued pursuant to the Plan, will be duly authorized and validly issued and fully paid and nonassessable; stockholders of the Company have no preemptive rights with respect to the Shares arising out of the Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws of the Company or the DGCL; and the Transaction Shares conform in all material respects to the description of the Common Stock contained in the Offering Memorandum;

         iv. Each Significant Subsidiary has been duly organized and is validly existing as a corporation or partnership, as applicable, and is in good standing under the laws of its jurisdiction of organization; and all issued shares of capital stock or other ownership interests of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and (except as described in the Offering Memorandum and except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than any lien, encumbrance, equity or claim which would not have a Material Adverse Effect;

         v. Each of the Company, MetLife and each Significant Subsidiary has been duly qualified as a foreign corporation or partnership, as applicable, for the transaction of business and, to the extent such concept is applicable, is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing, as applicable, would not have a Material Adverse Effect;

         vi. Each of MetLife and each Insurance Subsidiary is duly organized and licensed as an insurance company in its jurisdiction of incorporation, and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Offering Memorandum, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Offering Memorandum, each of MetLife and each Insurance Subsidiary has all other Approvals of and from all insurance regulatory authorities to conduct its business, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; to such counsel's knowledge, there is no pending or threatened action, suit, proceeding or investigation that could reasonably be expected to lead to the revocation, termination or suspension of any such Approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; and, to such counsel's knowledge, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent which would have, individually or in the aggregate, a Material Adverse Effect;

         vii. Each of the Company, MetLife and each Significant Subsidiary has all necessary Approvals from, and has made all Filings with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, which are necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Offering Memorandum, except where the failure to have such Approvals or to make such Filings would not have, individually or in the aggregate, a Material Adverse Effect; all such Approvals and Filings are in full force and effect and, to such counsel's knowledge, neither the Company nor MetLife nor any Significant Subsidiary has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Approval or otherwise impose any limitation on the conduct of the business of the Company, MetLife or any such Subsidiary, except as described in the Offering Memorandum or any such suspension, revocation or limitation which would not have, individually or in the aggregate, a Material Adverse Effect;

         viii. Each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary of MetLife is duly licensed or registered as a broker-dealer or investment advisor, as the case may be, in each jurisdiction where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary has all other necessary Approvals of and from all applicable regulatory authorities, including any self-regulatory organization, to conduct its business, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Offering Memorandum, to such counsel's knowledge, no Broker-Dealer Subsidiary or Investment Advisor Subsidiary has received any notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such Subsidiary in any case where it could be reasonably expected that (x) such Broker-Dealer Subsidiary or Investment Advisor Subsidiary would in fact be required either to obtain any such additional Approvals or cease or otherwise limit engaging in certain business and (y) the failure to have such Approvals or limiting such business would have a Material Adverse Effect;

         ix. To such counsel's knowledge, other than Mark Smilow and Patrick Emanuel v. Metropolitan Life Insurance Company, et al., Mollve E. Rothstein v. Metropolitan Life Insurance Company, et al., Eugenia J. Fiala and Chris Waterson v. Metropolitan Life Insurance Company, et al., Geneva Meloy, et al. v. Metropolitan Life Insurance Company, et al., Leo F. Schor v. Metropolitan Life Insurance Co. et al. and Richard E. Schweinberg v. Metropolitan Life Insurance Co. et al., and any other proceedings that have been disclosed to you in writing by the Company or MetLife after the date hereof, on the date of this Agreement there were no legal or governmental proceeding pending or, to such counsel's knowledge, or as otherwise disclosed to you, currently being threatened challenging the Plan, the Superintendent's Order or the consummation of the transactions contemplated thereby or the sale of the Shares, the Other Private Purchaser Shares or the IPO Shares;

         x. To such counsel's knowledge, other than as described or contemplated in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company, MetLife or any Significant Subsidiary is a party or of which any property of the Company, MetLife or any Significant Subsidiary is the subject which, if determined adversely to the Company, MetLife or any Significant Subsidiary, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to such counsel's knowledge and other than as described or contemplated in the Offering Memorandum, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

         xi. This Agreement has been duly authorized, executed and delivered by the Company and MetLife, and constitutes a valid and legally binding obligation of the Company and MetLife, enforceable against the Company and MetLife in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, reorganization, liquidation, rehabilitation, insolvency, moratorium or other laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity); and the Standstill Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, reorganization, liquidation, rehabilitation, insolvency, moratorium or other laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity);

         xii. The Capital Note has been duly authorized and validly executed and issued and when the Capital Note is delivered by MetLife to the Company against payment therefor, it will constitute a valid and legally binding obligation of MetLife, enforceable against MetLife in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, reorganization, liquidation, rehabilitation, insolvency, moratorium or other laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity); the Capital Note will conform to the descriptions thereof in the Offering Memorandum;

         xiii. No Significant Subsidiary is or, after giving effect to the issuance and sale of the Shares, the Other Private Purchaser Shares or the IPO Shares, the issuance of the Policyholder Shares pursuant to the Plan, the issuance of the Trust Interests pursuant to the Plan, the issuance and sale of the Units, the consummation of the Demutualization and the application of the proceeds of the sale of the Shares, the Other Private Purchaser Shares, the IPO Shares and the Units as described in the Offering Memorandum, will be an "investment company", as such term is defined in the Investment Company Act, and the rules and regulations thereunder, although certain separate accounts of MetLife and its subsidiaries are required to register as investment companies under the Investment Company Act;

         xiv. The issuance and sale of the Shares, the Other Private Purchaser Shares and the IPO Shares, the issuance of the Policyholder Shares pursuant to the Plan, the issuance, sale and purchase of the Capital Note, the creation and operation of the Policyholder Trust pursuant to the Plan, the issuance of the Trust Interests pursuant to the Plan, the issuance and sale of the Units, the entry into and compliance by the Company and MetLife with all provisions of this Agreement, the Standstill Agreement, the stock purchase agreement and standstill agreement entered into with the Other Private Placement Purchaser, and the Plan and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company, MetLife or any Significant Subsidiary is a party or by which the Company, MetLife or any

                  Significant Subsidiary is bound or to which any of the property or assets of the Company, MetLife or any of their respective subsidiaries is subject, nor will such action result in any violation of the provisions of (x) the Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws or similar organizational documents of the Company, MetLife or any Significant Subsidiary or (y) to such counsel's knowledge, any statute or any order, rule or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over the Company, MetLife or any Significant Subsidiary or any of their properties, in each case the effect of which (other than a violation of the Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws or similar organizational documents of the Company or MetLife), individually or in the aggregate, would be either to adversely affect the validity of the Transaction Shares, the Trust Interests or the Units or the creation and operation of the Policyholder Trust pursuant to the Plan or have a Material Adverse Effect;

         xv. Each of the Company, MetLife and the Significant Subsidiaries have made all Filings required to be made pursuant to, and have obtained all Approvals required to be obtained, under, any law or regulation of the United States or any state thereof for the issuance and sale by the Company of the Shares, the Other Private Purchaser Shares and the IPO Shares, the issuance of the Policyholder Shares pursuant to the Plan, the issuance, sale and purchase of the Capital Note, the creation and operation of the Policyholder Trust pursuant to the Plan, the issuance of the Trust Interests pursuant to the Plan, the issuance and sale of the Units, the compliance by the Company and MetLife with all provisions of this Agreement and the Standstill Agreement and the consummation of the transactions herein contemplated, except for such Filings and Approvals as (i) may be required under state securities, insurance securities or Blue Sky laws in connection with the purchase and distribution of the IPO Shares and the Units by the underwriters, or (ii) individually or in the aggregate, would not adversely affect the validity of the Shares, the Other Private Purchaser Shares, the IPO Shares or the Policyholder Shares or have a Material Adverse Effect; and all other Filings and Approvals required to be made or obtained on or prior to the Plan Effective Date in connection with the Demutualization or for the consummation by the Company and MetLife of the transactions contemplated by this Agreement, the Standstill Agreement, the stock purchase agreement and standstill agreement entered into with the Other Private Placement Purchaser or the Plan have been so obtained and are in full force and effect, except as described in the Offering Memorandum or to the extent that the failure to make any such Filings or to have any such Approvals would not have, individually or in the aggregate, a Material Adverse Effect and would not adversely affect the validity, performance of or consummation of the transactions contemplated by this Agreement, the Standstill Agreement, the stock purchase agreement and standstill agreement entered into with the Other Private Placement Purchaser or the Plan or adversely affect the creation and operation of the Policyholder Trust pursuant to the Plan or adversely affect the Capital Note; and

         xvi. The statements set forth in the Offering Memorandum under the captions "Risk Factors--Demutualization risks--A challenge to the New York Superintendent of Insurance's approval may adversely affect the terms of the demutualization and the market price of our common stock and the equity security units" (with respect solely to the description of the laws contained therein), "Business--Regulation--Broker-Dealer and Securities Regulation" and "Business--Regulation-- Environmental Considerations", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

                  In rendering such opinion, such counsel may state that he is admitted to practice law in the State of New York and that he expresses no opinion as to the laws of any jurisdiction other than the United States, the State of New York and the DGCL and that to the extent that the opinions in clauses (xiv) and (xv) involve Delaware law, such counsel has relied with your permission on the opinion of Richards, Layton & Finger addressed to the Underwriters. Such counsel may state that, insofar as the opinion rendered above relates to any Significant Subsidiary, such counsel has relied on the opinions of the General Counsel of such Subsidiary and insofar as the opinion expressed above relates to the Company, MetLife and their subsidiaries (other than Significant Subsidiaries) and involve the laws of jurisdictions other than New York and the United States, such counsel has not retained local counsel but has relied upon the familiarity of members of MetLife's Law Department over whom such counsel exercises general supervision with the relevant laws of such jurisdictions. Such counsel may also state that, insofar as such opinion involves matters of fact, he has relied upon certificates of officers of MetLife and the Significant Subsidiaries.